UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): October 13, 2016 (October 7, 2016)

moleculin biotech, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2575 WEST BELLFORT, SUITE 333, HOUSTON TX 77054

(Address of principal executive offices and zip code)

(713) 300-5160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2016, Moleculin Biotech, Inc. (the “Company”) entered into an employment agreement with Mr. Walter Klemp pursuant to which Mr. Klemp agreed to serve as the Company’s Chief Executive Officer commencing on such date. The agreement provides for an annual salary of $300,000, provided that Mr. Klemp has agreed to defer 50% of his salary for 12 months, which deferred salary will be payable upon Mr. Klemp’s termination or on June 1, 2019. If Mr. Klemp’s employment is terminated at the Company’s election without “cause” (as defined in the agreement), which requires 30 days advanced notice, or by Mr. Klemp for “good reason” (as defined in the agreement), Mr. Klemp shall be entitled to receive severance payments equal to the greater of 12 months of Mr. Klemp’s base salary or the base salary Mr. Klemp would have received had he remained employed through the third anniversary of the date of the agreement. Mr. Klemp has agreed not to compete with the Company for 12 months after the termination of his employment. If the Company determines to retain a new chief executive officer during the term of the agreement, the Company has the option, at its discretion, to convert Mr. Klemp into a consultant of the Company on the same terms as set forth above.

On October 7, 2016, the Company entered into a separation agreement with Mr. Louis Ploth, its former chief financial officer (the “Separation Agreement”), pursuant to which, among other items, Mr. Ploth generally released the Company from any claims he may have against the Company or its affiliates, and the Company agreed to pay Mr. Ploth a severance payment of $100,000 over a 12-month period and to pay Mr. Ploth’s medical insurance premiums until August 31, 2017. Pursuant to the Separation Agreement, Mr. Ploth will be permitted to exercise 25% of the options to purchase common stock granted to Mr. Ploth in December 2015, or 50,000 shares, until May 2020.

The foregoing summary of the Klemp employment agreement and the Separation Agreement does not purport to be complete and is qualified in their entirety by reference to the definitive documents, which are filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement between Moleculin Biotech, Inc. and Walter Klemp dated October 13, 2016

10.2	General Release and Separation Agreement between Moleculin Biotech, Inc. and Louis Ploth dated October 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: October 13, 2016
	By:	/s/ Jonathan Foster
Jonathan Foster
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement between Moleculin Biotech, Inc. and Walter Klemp dated October 13, 2016

10.2	General Release and Separation Agreement between Moleculin Biotech, Inc. and Louis Ploth dated October 7, 2016

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